                                                                     Exhibit 4.C

                                                                        RAKOWSKI

                       GENERAL NUTRITION COMPANIES, INC.

                             STOCK OPTION AGREEMENT

                                      AND

                                  STOCK OPTION

         AGREEMENT entered into as of the 7th day of January, 1997 by and between General Nutrition Companies, Inc., a Delaware corporation with a principal place of business at 921 Penn Avenue, Pittsburgh, Pennsylvania 15222 (the "Company"), and Richard Rakowski (the "Optionee").

         WHEREAS, the Company desires to grant the Optionee a non-qualified stock option to acquire shares of the Company's Common Stock, $.01 par value per share ("Common Stock") as compensation for the consulting and design services provided to the Company and its affiliates; and

         ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to the Optionee a non-qualified stock option (the "Option") subject to the terms and conditions set forth herein, to purchase all or any part of an aggregate of 125,000 shares of Common Stock ("Shares") on the terms and conditions hereinafter set forth.

         2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Shares covered by the Option shall be $16.875 per Share subject to adjustment as called for herein.

         3. OPTION VESTING SCHEDULE.

                  (a) Subject to the other terms of this option agreement regarding exercisability of Options, eight percent (8%) of the Options to Purchase shares shall vest and may be exercised each time the Orlando Prototype Alive Store achieves or exceeds on a period (the Company's 28 day accounting cycle pursuant to its fiscal year) basis a 20% operating profit (pre-tax operating profit on a fully absorbed at the store level basis but excluding allocation of corporate overhead costs) on at least a 30%, or whatever percentage increase, when combined with that stores first years increase over the previous GNC store is equal to or greater than a 50% increase in overall same store sales for that Prototype Store over that stores 13 periods following the first anniversary date of its store opening as an Alive Store.

                  (b) Subject to the other terms of this option agreement regarding exercisability of Options, eight percent (8%) of the Options to Purchase shares shall vest and may be exercised each time one of the Prototype Alive Stores achieve or exceed on a period basis within the first thirteen periods after the opening of the Prototype Store, other than the Orlando Store, a 20% operating profit (pre-tax operating profit on a fully absorbed at the store level basis but excluding allocation of corporate overhead costs) on at least a 50% increase in overall same store sales for that Prototype Store. The sales increase will be calculated by comparing the sales by period in the Prototype to the actual sales achieved by the GNC store for the prior year if it was a GNC store in the same mall prior to converting to the Prototype Store.

                  (c) Sales and profit hurdles must be achieved individually. In determining profit increase at the Prototype locations depreciation will be calculated based on the projected buildout cost of the Alive Store concept on a rollout basis. If more than one Prototype Store meets the performance hurdle in any given month during the vesting period then an additional eight percent (8%) of the Options shall vest per each such store.

                  (d) An Option shall be exercisable on or after the date that the corporate secretary of the Company certifies in writing to the Company that the performance hurdle has been met for the applicable month. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised.

                  (e) Notwithstanding the foregoing, Options will become vested and exercisable with respect to all Shares if, prior to the expiration of the vesting schedule period, there is (i) a sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) a change in control of the Company as defined in paragraph 8 below.

                  4.  TERM OF OPTIONS;

                  (a) The Option shall expire not more than five (5) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  5.  MANNER OF EXERCISE OF OPTION AND MANNER OF PAYMENT.

                  (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment shall be wholly in cash or by certified check. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

                  (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Optionee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

                  (c) Payment of the exercise price may be made by delivery of
(i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options.

                  (d) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (c) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after five
(5) but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

                  (e) To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than ten (10) full shares of Common Stock.

                  6. NON-TRANSFERABILITY. Except as provided below, the right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition attachment, trustee process or similar process, whether legal or equitable, upon the Option.

                  7. REPRESENTATION LETTER AND INVESTMENT LEGEND.

                  (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company and the Company shall place an "investment legend", so-called, upon any certificate for the Shares issued by reason of such exercise.

                  (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

                  8. ADJUSTMENTS ON CHANGES IN CAPITALIZATION AND CHANGE
IN CONTROL. Adjustments on Changes in Capitalization and the like shall be made in accordance with the following provisions.

                  (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

                  (b) In addition, unless otherwise determined by the Board or the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board of Directors may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board of Directors of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions below. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board or the Committee.

                  (c) The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Agreement upon such a sale, conveyance or Change in Control. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire shares of the Company's then outstanding Common Stock of the Company, in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own twenty (20%) percent or more of the Company's Common Stock outstanding.

                  (d) Upon dissolution or liquidation of the Company, all options granted herein shall terminate, but the optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

                  (e) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, the Board or Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder.

                  (f) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

                  9.  RESTRICTIONS ON ISSUE OF SHARES.

                  (a) Notwithstanding the provisions of Section 5, the Company may delay the issuance of shares covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                           (i)  The shares with respect to which such option
has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                           (ii) Counsel for the Company shall have given an
opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

                  (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

                  10. PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

                  Unless the shares to be issued upon exercise of an option have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  11. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Optionee. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  12. WITHHOLDING TAXES. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all Federal, state and local tax requirements, if any, prior to the transfer of the Shares delivery transfer of any certificate or certificates for such Shares.

                  13. MODIFICATION OF OUTSTANDING OPTIONS.

                  The Board or the Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interest of the Company.

                  14.  NOTICES.

                  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.

                                      GENERAL NUTRITION COMPANIES, INC.

                                      By:
                                          -------------------------------
                                      Title:  President


                                      OPTIONEE

                                      -------------------------------
                                      RICHARD RAKOWSKI